SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 21, 2007

AXIAL VECTOR ENGINE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-49698	98-0353007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One World Trade Center, 121 SW Salmon Street, Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (503) 471-1348

_________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

Pursuant to Regulation S-B, Item 304, effective November 21, 2007, the Board of Directors of Axial Vector Engine Corporation accepted the resignation of Ronald N. Serota, CPA, P.C., the Company’s PCAOB Registered Independent Auditor previously engaged to audit our financial statements. The Public Company Accounting Oversight Board (“PCAOB”) is a private sector non-profit corporation, created by the Sarbanes-Oxley Act of 2002 to oversee the auditors of public companies.  Ronald N. Serota, CPA, P.C. had not issued an audit report for the Company. The planned financial statement audit for the period ended June 30, 2007 did not commence.

We have not consulted Ronald Serota regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered.  We received no oral or written advice that was provided by the new principal accountant that would be an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.  We did not consult with Ronald Serota, CPA, P.C. as to any matter of a disagreement with the former accountant, Ronald Silberstein, of the accounting firm of Ronald N. Silberstein, CPA, PLLC, who is now a partner of Maddox Ungar and Silberstein CPA’s PLLC, Detroit Michigan.  See discussion contained in our previously filed Form 8-K/A and Exhibit 16.1 submitted to the Commission on May 29, 2007.

As disclosed above, we report no disagreements with Ronald N. Serota, CPA, P.C., our former principal accountant, as to matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure.   We did not consult with Ron Serota regarding such issues and we have asked Mr. Serota to review this disclosure before this current report is filed with the Commission and we have provided him with the opportunity to furnish us with a letter addressed to the Commission indicating whether Ronald Serota, CPA, P.C. agrees with the statements made by us.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
16.1	Letter of Consent from Ronald N. Serota, CPA, P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axial Vector Engine Corporation

/s/  Samuel Higgins
Samuel Higgins
Chief Executive Officer

Date:    November 26, 2007